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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form F-1 of our report dated February 18, 2000 relating to the consolidated financial statements of W.P. Stewart & Co., Ltd. and its subsidiaries for the three years ending December 31, 1999, 1998 and 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers

Hamilton, Bermuda

November 21, 2000